Exhibit 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen, APR	Jamie Finefrock
+1 330 490 3796	+1 330 490 6319
michael.jacobsen@diebold.com	jamie.finefrock@diebold.com

FOR IMMEDIATE RELEASE:
April 30, 2013

DIEBOLD REPORTS 2013 FIRST QUARTER FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings/DBD1Q13.pdf

•	1Q EPS loss of $(0.21), or $(0.04) non-GAAP*

•	Total revenue for 1Q 2013 decreased 9.3%

•	Free cash use* for 1Q 2013 was $41.1 million, compared with $38.3 million in 1Q 2012; net debt* at 3/31/13 was $81.7 million, a $35.1 million increase from the end of the prior year

•
Diebold announces multi-year realignment program targeted to eliminate $100 million -$150 million of cost (refer to the press release “Diebold Announces Multi-Year Realignment Plan,” also issued today, for related information)

•	Company reaffirms prior 2013 guidance of full-year non-GAAP* EPS to be flat to down moderately on relatively flat revenue

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported first quarter 2013 net loss attributable to Diebold of $(13.4) million, or $(0.21) per share. This compares with first quarter 2012 net income of $45.2 million, or $0.71 per share. First quarter 2013 revenue was $633.5 million, down 9.3% from the first quarter 2012.

Non-GAAP* income (loss) attributable to Diebold in the first quarter 2013 was $(0.04) per share, compared with $0.74 per share in the first quarter 2012.

Management Commentary
"While the first quarter results we are announcing today are disappointing, they are in line with our internal forecasts. The dramatic mix shift in North America from higher-margin regional accounts to lower-margin national accounts, and the strong second-half earnings bias in Asia Pacific and Latin America/Brazil, resulted in an unusually weak first quarter," said Henry D.G. Wallace, Diebold executive chairman. "Despite the expected slow start to the year, we have seen progress on several fronts. This is evidenced by high-profile branch transformation solutions recently adopted by large bank customers, as well as encouraging new business in electronic security."

Wallace continued, "While we are beginning to see traction on our key initiatives, we clearly need to significantly improve our execution. During the quarter, we made a number of key organizational decisions and changes to more rapidly seize marketplace opportunities, align with the increasingly global and more complex nature of our business and reduce our cost structure."

In a separate release today, the company provided details behind a multi-year realignment plan targeted to reduce its cost structure by $100 million to $150 million by 2015.

George S. Mayes Jr., Diebold executive vice president and chief operating officer, said, "The decisions associated with our realignment plan are necessary for the sustainability and success of the company and to place Diebold on the right path for growth. While this target is considerable, there is leverage in our business model that we have yet to realize. As we look to the future, I'm confident in our ability to revitalize our organization on a foundation of accountability, execution and discipline. We believe doing so will ultimately improve profitability and deliver shareholder value.”
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*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2013 FIRST QUARTER FINANCIAL RESULTS

Regarding the company's outlook for the remainder of 2013, Wallace concluded, "We still expect 2013 non-GAAP earnings to be flat to down moderately from 2012, and revenue to be relatively flat. Given the amount of foundational work required to put Diebold in a position for positive growth moving forward, I view 2013 as a year of rebuilding and positioning the company for long-term growth. That said, we will diligently work through 2013 and capitalize on our strategic opportunities. With Diebold's strong balance sheet and a heightened sense of urgency, discipline and focus on doing what is necessary to improve, we will be better positioned to deliver sustained value for all our stakeholders."

Results of Operations
Revenue
Total revenue for the first quarter 2013 decreased 9.3% compared with the first quarter 2012, including a net unfavorable currency impact of approximately 2% related mostly to the Brazilian real. Volume in North America was significantly down due to expired regulatory deadlines related to the Americans with Disabilities Act and other compliance requirements. Internationally, the growth in Asia Pacific and EMEA was nearly offset with lower volume in Latin America, including Brazil.

Gross Margin
Total gross margin for the first quarter 2013 was 20.5%, a decrease of 7.2 percentage points from the first quarter of 2012, with declines in both product and service. In the United States, both product and service margins were impacted by the decline in product volume, particularly in the regional bank business, coupled with a shift in business from the regional banks to the lower-margin national banks. Service and product margins were also down in the international operations due to customer and solutions mix differences compared with the comparable period in the prior year. Service gross margin in the first quarter 2013 includes intangible amortization expense of $0.3 million associated with the acquisition of GAS Tecnologia in Brazil.

Operating Expenses
Total operating expenses were $143.9 million, or 22.7% of revenue, for the first quarter 2013, an increase of 2.9 percentage points of revenue from the first quarter of 2012.

First quarter 2013 operating expenses also included non-routine and amortization expenses of $10.1 million. These expenses included $9.3 million related to executive severance, $0.4 million for legal, consultative, and audit costs related to the previously disclosed FCPA investigation, and $0.4 million of intangible amortization associated with the GAS Tecnologia and Altus acquisitions. In addition, the company recognized non-routine income of $2.2 million from the previously announced sale of certain manufacturing operations based in the United States.

Operating expenses in the first quarter 2013 included $6.7 million of net restructuring charges primarily related to the company's global realignment plan, particularly the North America-based operations and corporate functions. Operating expenses in the first quarter 2012 included $2.4 million of net restructuring charges primarily associated with the transfer of global back-office work to the company's global shared services center in India and restructuring efforts in EMEA. First quarter 2012 operating expenses also included non-routine expenses of $1.1 million for legal, consultative, and audit costs related to the FCPA investigation and a favorable adjustment of $0.2 million from the previously accrued employment class-action lawsuit settlement.

Operating Profit
An operating loss of $13.9 million, or 2.2% of net sales was realized in the first quarter 2013, a decrease of 10.0 percentage points from the first quarter 2012. Non-GAAP operating profit* in the first quarter 2013 was $3.8 million, or 0.6% of revenue, compared with $57.3 million, or 8.2% of revenue, in the first quarter 2012. Both quarters exclude applicable restructuring charges and non-routine and amortization expenses and non-routine income.

Income Tax
The effective tax rate on continuing operations for the three months ended March 31, 2013 was 18.4 percent compared to 22.7 percent for the same period of 2012. The 4.3 percentage point decrease is mainly attributable to current and prior-year tax benefits recorded in the quarter as a result of the retroactive provisions of The American Taxpayer Relief Act of 2012.

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*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2013 FIRST QUARTER FINANCIAL RESULTS

Net Income / (Loss) Attributable to Diebold
Net loss attributable to Diebold was $(13.4) million, or 2.1% of revenue in the first quarter 2013, compared with net income of $45.2 million, or 6.5%, in the first quarter 2012. Included in the first quarter 2013 net of tax results are $6.6 million in net non-routine and amortization expenses, net restructuring charges of $6.0 million and $1.4 million in non-routine income. Included in the first quarter 2012 net of tax results are restructuring charges of $1.1 million and $0.6 million in net non-routine expenses.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $81.7 million at March 31, 2013, an increase in net debt of $60.2 million from the net debt* position at December 31, 2012. The company's net debt to capital ratio was 5.5% at March 31, 2013, and 1.5% at December 31, 2012.

Free cash use* in the first quarter 2013 was $41.1 million, an increase of $2.7 million from the first quarter 2012. The company continues to expect free cash flow* to improve in 2013.

In the first quarter 2013, the company did not repurchase any of its common shares. Diebold has approximately 2.4 million common shares remaining under its existing share repurchase authorization.

Full-year 2013 Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any currency fluctuations, future mergers, acquisitions, disposals or other business combinations, or any possible resolution to the FCPA matter or the Brazil tax assessment.

Diebold is reaffirming its prior full-year outlook for 2013, expecting relatively flat revenue and non-GAAP earnings to be flat to down moderately from 2012. The company continues to be encouraged by growing activity in certain areas, such as Asia Pacific, U.S. national accounts and electronic security. In addition, the company recently won one of the large ATM tenders it was anticipating in Brazil, much of which is expected to revenue in the second half of 2013. These factors, combined with the cost savings from the realignment plan announced today, provide the company with increased confidence in its outlook for the full year. However, the company still faces difficult year-over-year comparisons, particularly in the second quarter.

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Henry D.G. Wallace, George S. Mayes Jr. and Bradley C. Richardson will discuss the company's financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

SPECIAL NOTE: Please refer to the Diebold press release “Diebold Announces Multi-Year Realignment Plan,” also issued today, for related information.

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*See accompanying notes for non-GAAP measures.

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Revenue Summary by Service, Product and Geographic Area

Revenue Summary by Service and Product Solutions
(In Thousands)
	Q1 2013	Q1 2012	% Change
Financial Self-Service
Service	$280,283	$299,935	(6.6)%
Product	215,467	261,067	(17.5)%
Total Fin. Self-Service	495,750	561,002	(11.6)%
Security Solutions
Service	101,935	96,840	5.3%
Product	35,317	38,033	(7.1)%
Total Security	137,252	134,873	1.8%
Total Fin. Self-Service & Security	633,002	695,875	(9.0)%
Brazil Election Systems & Lottery	509	2,616	(80.5)%
Total Revenue	$633,511	$698,491	(9.3)%

Revenue Summary by Geographic Area
	Q1 2013	Q1 2012	% Change
Diebold North America	$330,855	$399,920	(17.3)%
Diebold International
Latin America (incl. Brazil)	124,405	137,668	(9.6)%
Asia Pacific	112,183	96,200	16.6%
Europe, Middle East, Africa	66,068	64,703	2.1%
Total Diebold International	302,656	298,571	1.4%
Total Revenue	$633,511	$698,491	(9.3)%

*See accompanying notes for non-GAAP measures.

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Other (expense) income, net summary:

	Q1 2013	Q1 2012
Miscellaneous, net	$(1,098)	$(90)
Foreign exchange gain (loss), net	(2,214)	545
Interest expense	(7,343)	(7,608)
Investment income	7,551	11,955
Total other (expense) income, net	$(3,104)	$4,802

Notes for Non-GAAP Measures

1.	Profit/loss summary - 1st quarter comparison (Dollars in millions)

Q1 2013							Q1 2012
Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales		Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
$633.5	$130.0	20.5%	$143.9	-$13.9	(2.2)%	GAAP Results	$698.5	$193.2	27.7%	$138.6	$54.6	7.8%
	2.8		(6.7)	9.5		Restructuring		(0.7)		(2.4)	1.7
	0.3		(10.1)	10.4		Non-rout. Exp. & Amort.		—		(0.9)	0.9
	—		2.2	(2.2)		Non-rout. Inc		—		—	—
$633.5	$133.1	21.0%	$129.3	$3.8	0.6%	Non-GAAP Results	$698.5	$192.6	27.6%	$135.3	$57.3	8.2%

The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income and amortization from operating results is an indication of the company's baseline performance. The exclusion of these items permits evaluation and comparison of results for the company's core business operations and it is on this basis that the company's management internally assesses the company's performance.

2.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q1 2013	Q1 2012
Total EPS from continuing operations (GAAP measure)	$(0.21)	$0.71
Restructuring charges	0.09	0.02
Non-routine expenses and amort.	0.10	0.01
Non-routine income	(0.02)	—
Total adjusted EPS (non-GAAP measure)	$(0.04)	$0.74

The company's management believes excluding net restructuring charges/(benefits), non-routine expenses/income and amortization is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance.

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3.	Free cash flow / (use) is calculated as follows:

	Q1 2013	Q1 2012
Net cash provided by (used in) operating activities (GAAP measure)	$(31,730)	$(26,021)
Capital expenditures	(9,328)	(12,297)
Free cash flow / (use) (non-GAAP measure)	$(41,058)	$(38,318)

The company's management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is utilized to fund our dividends, as well as mandatory debt payments and other investment opportunities. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

4.	Net investment/(debt) is calculated as follows:

	3/31/2013	12/31/2012	3/31/2012
Cash, cash equivalents and short-term investments (GAAP measure)	$597,408	$630,678	$611,488
Debt instruments	(679,155)	(652,206)	(658,108)
Net investment/(debt) (non-GAAP measure)	$(81,747)	$(21,528)	$(46,620)

The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 98% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

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•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations, including Brazil, where a significant portion of the company's revenue is derived;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the company's ability to maintain effective internal controls;

•	changes in the company's intention to repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions could negatively impact foreign and domestic taxes;

•
unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the ongoing securities class action and the company's Brazilian tax dispute;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in health care costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any;

•	the outcome of the company's global FCPA review and any actions taken by government agencies in connection with the company's self disclosure, including the pending DOJ and SEC investigations;

•	the company's ability to settle the FCPA investigation, and the ultimate amount of any potential settlement; and

•	the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its recently announced multi-year realignment plan and other restructuring actions.

About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs approximately 16,000 associates with representation in nearly 90 countries worldwide and is headquartered in the Canton, Ohio area, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol 'DBD.' For more information, visit the company's website at www.diebold.com or follow the company on Twitter: http://twitter.com/dieboldinc.

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DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
[IN THOUSANDS EXCEPT (LOSS) EARNINGS PER SHARE]

	Three Months Ended
	March 31,
	2013	2012
Net Sales
Service	$382,218	$396,865
Product	251,293	301,626
Total	633,511	698,491
Cost of goods
Service	296,911	285,396
Product	206,586	219,855
Total	503,497	505,251
Gross Profit	130,014	193,240
Percent of net sales	20.5%	27.7%
Operating expenses
Selling, general and administrative	125,513	119,612
Research, development and engineering	21,030	18,801
(Gain) loss on sale of assets, net	(2,613)	183
Total	143,930	138,596
Percent of net sales	22.7%	19.8%
Operating (loss) profit	(13,916)	54,644
Percent of net sales	(2.2)%	7.8%
Other (expense) income, net	(3,104)	4,802
(Loss) income from continuing operations before taxes	(17,020)	59,446
Taxes on income	3,138	(13,481)
Net (loss) income	(13,882)	45,965
Less: net loss (income) attributable to noncontrolling interest	436	(802)
Net (loss) income attributable to Diebold, Inc.	$(13,446)	$45,163

Basic weighted average shares outstanding	63,311	62,725
Diluted weighted average shares outstanding	63,311	63,333

Basic (loss) earnings per share	$(0.21)	$0.72
Diluted (loss) earnings per share	$(0.21)	$0.71

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$340,143	$368,792
Short-term investments	257,265	261,886
Trade receivables, net	484,509	488,373
Inventories	431,172	412,996
Other current assets	318,753	282,810
Total current assets	1,831,842	1,814,857

Securities and other investments	77,221	77,101
Property, plant and equipment, net	177,807	184,345
Goodwill	271,980	272,951
Other assets	270,683	243,733
Total assets	$2,629,533	$2,592,987

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$54,647	$34,212
Accounts payable	212,828	224,973
Other current liabilities	607,270	579,670
Total current liabilities	874,745	838,855

Long-term debt	624,046	617,534
Long-term liabilities	296,347	291,287

Total Diebold, Inc. shareholders' equity	802,859	809,963
Noncontrolling Interests	31,536	35,348
Total equity	834,395	845,311

Total liabilities and equity	$2,629,533	$2,592,987

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Three Months Ended
	March 31,
	2013	2012
Cash flow from operating activities:
Net (loss) income	$(13,882)	$45,965
Adjustments to reconcile net income (loss) to cash flow used in operating activities:
Devaluation of Venezuelan balance sheet	1,584	—
Depreciation and amortization	19,831	19,711
Other	4,407	2,464
Cash flow from changes in certain assets and liabilities:
Trade receivables	4,848	(26,535)
Inventories	(18,785)	(45,268)
Accounts payable	(11,739)	7,063
Certain other assets and liabilities	(17,994)	(29,421)
Net cash used in operating activities	(31,730)	(26,021)

Cash flow from investing activities:
Net investment activity	8,906	(5,232)
Capital expenditures	(9,328)	(12,297)
Increase in certain other assets & other	751	(2,254)
Net cash provided by (used in) investing activities	329	(19,783)

Cash flow from financing activities:
Dividends paid	(18,418)	(18,094)
Net borrowings	29,824	29,460
Repurchase of common shares	(1,685)	(2,885)
Other	(3,200)	10,059
Net cash provided by financing activities	6,521	18,540

Effect of exchange rate changes on cash and cash equivalents	(3,769)	4,781

Decrease in cash and cash equivalents	(28,649)	(22,483)
Cash and cash equivalents at the beginning of the period	368,792	333,920
Cash and cash equivalents at the end of the period	$340,143	$311,437